United States

Securities and Exchange Commission

Washington, D.C

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2003 (Janaury 22, 2003)

FIRST GEORGIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-16657	58-1781773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Gloucester Street, Brunswick, GA	31521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (912) 267-7283

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. Other Events

On January 22, 2003, First Georgia Holding, Inc. ("Registrant") signed an agreement to merge with United Community Banks, Inc. ("United"). The proposed acquisition is subject to appropriate shareholder and regulatory approvals. Registrant's subsidiary, First Georgia Bank, will merge into United's Georgia banking subsidiary, United Community Bank.

United is a $3.1 billion, multi-bank holding company with 53 locations throughout Georgia and West North Carolina.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99 News release dated January 23, 2003 regarding Registrant signing merger agreement with United Community Banks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GEORGIA HOLDING, INC.

By: /s/ G.F. Coolidge III

G.F. Coolidge, III

Executive Vice President

and Chief Operating Officer

Date: January 27, 2003

EXHIBIT 99

January 23, 2003

For more information:

CONTACT: Fred Coolidge
First Georgia Holding, Inc
PHONE: 912-267-7283
EMAIL: fcoolidge@firstgeorgiabank.com

First Georgia HOLDING, INC. AGREES TO MERGE WITH

UNITED COMMUNITY BANKS, INC. OF BLAIRSVILLE, GA

BRUNSWICK, Ga. - January 23, 2003 - First Georgia Holding, Inc. (Nasdaq: FGHC), the holding company of First Georgia Bank, announced today that it has agreed to merge with United Community Banks, Inc. (Nasdaq: UCBI) of Blairsville, Georgia.

United Community Banks serves its customers with 17 banks and 53 banking offices throughout north Georgia, western North Carolina, and metro Atlanta. Based on the philosophy of community banking with the highest level of friendly and personal service, United has grown to become the third largest bank holding company headquartered in Georgia with assets totaling $3.1 billion.

"Since we began this company in 1984, we have been committed to the overall success of First Georgia Bank," said Henry Bishop, Chairman, President and Chief Executive Officer of First Georgia. "Our primary mission has been to grow the company by providing a high level of customer service and making prudent business decisions directed toward increasing shareholder value. Joining with United Community Banks achieves that mission. Not only will we gain access to broader resources, products, and services, we will be able to maintain our focus on customer service and making business decisions that best fit our markets and benefit our shareholders.

"We are pleased to welcome First Georgia's management, employees, and customers to the United family of community banks," said Jimmy Tallent, President and Chief Executive Officer of United Community Banks. "Partnering with First Georgia makes a great deal of sense for our respective companies, employees, customers, and shareholders. Our banks serve similar markets, many along major transportation corridors in growing communities where people live, work, play, and retire. Additionally, First Georgia has differentiated itself through its personal community-style banking and high level of customer service, which are key principles we share and value. This important partnership supports our strategy of expanding United's franchise into the attractive coastal Georgia markets and will be instrumental in helping us expand into additional high growth markets in the region. We are excited that Henry Bishop will continue as Chairman of the bank's local board and that Mel Baxter, a 14-year First Georgia veteran, will manage the bank's ongoing success as its President."

The transaction, approved by the directors of both companies, is valued at $43 million and is expected to be completed in the second quarter.

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